Exhibit 10.4

LETTER AGREEMENT

May 4, 2010

To:     The Undersigned Transferees

Gentlemen:

          Re:      Share Allocation and Transfer

          As you know, Highland Ridge, Inc. (the “Company”), TEC Technology Limited (“TEC Technology”), and Wong Hua Peng Phillip (“Wong”) are parties to a certain share exchange agreement, dated of even date herewith (the “Share Exchange Agreement”), pursuant to which the Company acquired 100% of the issued and outstanding capital stock of TEC Technology and its operating subsidiaries from Wong, in exchange for the issuance to Wong of 19,194,421 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), constituting 63.60% of the Company’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement. Subject to the terms and conditions of this Agreement, and upon the consummation of the transactions contemplated by the Share Exchange Agreement, Wong desires to transfer and assign to each of the persons listed on Schedule 1 hereof (the “Transferees”), an aggregate of 1,397,049 shares of Common Stock from the shares issuable to Wong in connection with the consummation of the transactions contemplated by the Share Exchange Agreement, as consideration for services provided by them to the Company and/or its subsidiaries in connection with the consummation of the Share Exchange Agreement. Any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Share Exchange Agreement.

          NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties signatory hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

          1.      Share Allocation and Transfer.

                    (a)      Transfer Shares. Subject to the terms and conditions of this letter agreement (this “Agreement”), and only upon the consummation of the transactions contemplated by the Share Exchange Agreement, Wong hereby transfers and assigns to each Transferee, and each Transferee accepts and assumes, all of Wong’s right, title and interest in and to the number of shares of the Common Stock set forth opposite such Transferee’s name in Schedule 1 attached hereto (the “Transfer Shares”), which are issuable to the Transferor in connection with the consummation of the transactions contemplated by the Share Exchange Agreement, in consideration for the services performed by each Transferee. The Shares shall be issued to the Transferees rather than to Wong and the number of shares issuable to Wong in connection with the Share Exchange Agreement shall be appropriately reduced.

                    (b)      Representations and Warranties of the Transferees. In connection with the transfer of the Shares to the Transferees pursuant to Section 1 above, each of the Transferees hereby represents and warrants to Wong and the Company as follows:

                                   (i) Transferee acknowledges that the Company has made no representation to Transferee regarding the Company, its business or prospects.

                                   (ii) Transferee is accepting the Transfer Shares for investment for Transferee’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of the Transfer Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). By executing this Agreement, Transferee represents that Transferee does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Transfer Shares.

                                   (iii) Transferee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Transfer Shares.

                                   (iv) The Transferee understands that the Transfer Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Transferee’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Transfer Shares in accordance with the Company’s charter documents or the laws of its jurisdiction of incorporation.

                                   (v) The Transferee understands that the Transfer Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Transferee pursuant hereto, the Transfer Shares would be acquired in a transaction not involving a public offering. The allocation and delivery of the Transfer Shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the transfer of the Transfer Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Transferee further acknowledges that if the Transfer Shares are issued to the Transferee in accordance with the provisions of this Agreement, such Transfer Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Transferee represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                                   (vi) Transferee is an “accredited investor” within the meaning of Rule 501 under the Securities Act and Transferee was not organized for the specific purpose of acquiring the Transfer Shares.

                                   (vii) Transferee is not accepting the Transfer Shares as a result of any advertisement, article, notice or other communication regarding the Transfer Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                                   (viii) Transferee acknowledges that the certificate evidencing the Transfer Shares will bear a restrictive legend referring to the transfer limitations applicable under the Securities Act and applicable state securities laws.

                    (c)      Indemnification. Each Transferee agrees to indemnify and hold harmless the Company from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they may incur by reason of any breach of the representations and warranties made by such Transferee herein, or in any document provided by such Transferee to the Company.

                    (d)      General Release of All Claims. In consideration of the delivery of the Transfer Shares described in Section 2(b) above, each of the Transferees, for itself and its heirs, successors, and assigns, hereby voluntarily acquits, releases and forever discharges the Company, TEC Technology Limited, and their respective agents, its present and former officers, directors, (trade) partners, employees, consultants, affiliates, parents, subsidiaries, related entities, predecessors, heirs, successors, and assigns (collectively, the “Covered Persons”) of and from any and all claims, demands, actions, causes of action, suits, contracts, covenants, promises, damages, judgments, liabilities, debts, costs and expenses whatsoever (collectively, the “Claims”), both at law or in equity, whether known or unknown, which such Transferee has, has had or may hereafter have against the Covered Persons, on account of any matter, cause, transaction, event, occurrence, agreement or thing of any kind occurring at any time from the beginning of the world up to the date of, or contemporaneously with, this Agreement (including any Claims for issuance of equity securities in the Company in connection with the transactions contemplated by the Share Exchange Agreement) and including any claims for failure to pay for services rendered to a Covered Person.

          2.      Amendments/Waiver. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Company, Wong and the Transferees. No waiver of any of the provisions or conditions hereof or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions herein are intended to be, nor shall they be construed to be, for the benefit of any third person. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns, and the rights and obligations of the parties hereunder may not be assigned without the written consent of all parties hereto.

          3.      Notices. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the address provided for each party in the signature page hereto (or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above), with a copy to: Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, DC 20037-1122; Attn.: Louis A. Bevilacqua, Esq., Tel. (202) 663-8358, Fax. (202) 663-8007, Email: louis.bevilacqua@pillsburylaw.com.

          4.      Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of New York without regard to principles of conflict of laws, except to the extent that federal law may apply. Any dispute shall be subject to the jurisdiction of the courts of New York, New York and the parties agree to subject themselves to the jurisdiction of the courts in New York County, New York.

          5.      Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. It is understood that this Agreement may be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail.

          6.      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.      Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

[Remainder of Page Left Blank Intentionally]

          If this Side Letter correctly states your understanding of our agreement, please indicate your consent and approval by executing in the blank provided for your signature below.

Very truly yours,

________________________________
Wong Hua Peng Phillip

Address for Notice:

c/o Anhui TEC Tower Co., Ltd.
Xinqiao Industrial Park
Jingde County, Anhui Province, 242600
People’s Republic of China

Agreed to and accepted this ___ day of _____________, 2010:

HIGHLAND RIDGE, INC.

By: ___________________________________
Name: Chun Lu
Title: Chief Executive Officer

Address for Notice:

c/o Anhui TEC Tower Co., Ltd.
Xinqiao Industrial Park
Jingde County, Anhui Province, 242600
People’s Republic of China
Attention: Chief Executive Officer

[TRANSFEREE SIGNATURE PAGES FOLLOW]

[Signature Page to Side Letter]

[SIGNATURE PAGE FOR TRANSFEREES]

If an Individual:

_______________________________________
(Print Name Above)

_______________________________________
(Sign Name Above)

If an Entity:

_______________________________________
(Print Name Above)

By: ____________________________________
Name:
Title:

Address for Notice: See Schedule 1

[Signature Page to Side Letter]

SCHEDULE 1

Transferee Name	Address for Notice/ Delivery	Identification Number	Transfer Shares	Percentage of Outstanding Shares
JUAN CHENG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	342530197009230046	211,584	0.70%
XIAOZHONG JIANG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	330123197412264810	200,000	0.66%
YIPING ZHU	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	330123198002104827	50,000	0.17%
DEBIN CHEN	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	320831197103123818	20,000	0.07%
LIANG HUANG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	321183198509042210	100,000	0.33%
LIPING YANG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	341182196707081243	76,000	0.25%
XIAOQIONG PENG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	632128700627004	73,314	0.24%
YINSHU NIE	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	132222196410220037	61,095	0.20%

Transferee Name	Address for Notice/ Delivery	Identification Number	Transfer Shares	Percentage of Outstanding Shares
JINSONG WANG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	330123196608225712	210,948	0.70%
JIANMIMG WANG	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	511027197607259151	61,125	0.20%
RUNDONG PAN	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	330123197310311815	71,858	0.24%
XIAOLE YAN	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	33052319641127052X	61,125	0.20%
CHUNHONG LV	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	220602196901050923	100,000	0.33%
KAI SUN	Room 4002, RongChao Landmark 4028 Jintian Rd, Futian District Shenzhen, People’s Republic of China	447886149	100,000	0.33%
Total			1,397,049	4.63%